Exhibit 1.1

ASPEN INSURANCE HOLDINGS LIMITED
10,000,000 Depositary Shares,
Each Representing a 1/1,000th Interest in a Share of
5.625% Perpetual Non-Cumulative Preference Shares
(Liquidation Preference $25,000 Per Preference Share)

UNDERWRITING AGREEMENT
August 6, 2019

WELLS FARGO SECURITIES, LLC
BOFA SECURITIES, INC.
MORGAN STANLEY & CO. LLC
As Representatives of the several
Underwriters named in Schedule 1

c/o WELLS FARGO SECURITIES, LLC
550 South Tryon Street
Charlotte, NC 28202

c/o BOFA SECURITIES, INC.
One Bryant Park
New York, NY 10036
c/o MORGAN STANLEY & CO. LLC
1585 Broadway
New York, NY 10036

Dear Sirs:
1.Introductory.
Aspen Insurance Holdings Limited, a Bermuda company (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule 1 hereto for whom you are acting as representatives (the “Representatives”) 10,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of its 5.625% Perpetual Non-Cumulative Preference Shares (the “Preference Shares”), with an initial liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share). The Preference Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the “Depositary Receipts”) to be issued by Computershare Inc. and Computershare Trust Company, N.A. (together in such capacity, the “Depositary”) under a Deposit Agreement, to be dated as of August 13, 2019 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. The Depositary Receipts will evidence one or more Depositary Shares. The Preference Shares shall have the rights, powers and preferences set forth in the Certificate of Designation of Perpetual Non-Cumulative Preference Shares to be dated on or about August 13, 2019 (the “Certificate of Designation”). The Depositary Shares and the Preference Shares are collectively referred to herein as the “Securities.” The ordinary shares, par value $0.01 per share, of the Company are hereinafter referred to collectively as the “Ordinary Shares.”
The Company hereby agrees, pursuant to this underwriting agreement (the “Agreement”), with the Underwriters as follows:
2.Representations, Warranties and Agreements of the Company.
(a)The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)A registration statement (No. 333-231937) relating to the Securities, including a prospectus (the “initial registration statement”), has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective under the Securities Act of 1933, as amended (the “Act”). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such initial registration statement, the date and time as of which such initial registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, became effective, or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such initial registration statement, the date and time as of which such initial registration statement, as amended by such amendment or post-effective amendment, as the case may be, becomes effective. “Effective Date” with respect to the initial registration statement means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein pursuant to the General Instructions of the Form on which it is filed, is hereinafter referred to as the “Initial Registration Statement.”
“Registration Statement” as of any time means the Initial Registration Statement and any post-effective amendment in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “effective time” of the Registration Statement. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B (“Rule 430B”) under the Act shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
“Statutory Prospectus” as of any time means the prospectus relating to the Securities included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act.
“Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement.
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Applicable Time” means 3:30 P.M. (New York City time) on the date of this Agreement.
(ii)On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Initial Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) and as of the Closing Date (as defined below), each

Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The four preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(iii)The Company is a “foreign private issuer,” as such term is defined in Rule 405 under the Act, and is not an “ineligible issuer”, as such term is defined in Rule 405 under the Act.
(iv)As of the Applicable Time, neither (a) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, the information on Schedule 2 hereto, all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(v)Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (a) the Company has promptly notified or will promptly notify the Representatives and (b) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(vi)Since the respective dates as of which information is given in any Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change in the capital stock, the capital or surplus or long‑term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.
(vii)Neither the Company nor any of Aspen Insurance UK Limited (“Aspen U.K.”), Aspen Bermuda Limited (“Aspen Bermuda”), Aspen (UK) Holdings Limited (“Aspen UK Holdings”), Aspen European Holdings Limited (“Aspen European Holdings”) or Aspen U.S. Holding, Inc. (“Aspen US Holdings” and, together with Aspen U.K., Aspen Bermuda, Aspen UK Holdings and Aspen European Holdings, the “Designated Subsidiaries”) hold title to any real property; all of the leases, subleases and licenses under which the Company or any of its Designated Subsidiaries holds real properties described in the General Disclosure Package and the Prospectus are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Designated Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders’ equity or business prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
(viii)The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; each of the Designated Subsidiaries has been duly organized or incorporated and is validly existing as a company or corporation in good standing (including, in the case of Aspen Bermuda, as an exempted company) under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign company or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; and none of the Company’s subsidiaries, other than Aspen Underwriting Limited, Aspen American Insurance Company, Aspen Specialty Insurance Company, Aspen Risk Management Limited, Aspen Re America, Inc., Aspen Insurance U.S. Services Inc., Aspen Insurance UK Services Limited and the Designated Subsidiaries, is a “significant subsidiary” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations.
(ix)The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non‑assessable and conform to the description of share capital contained in the General Disclosure Package and the Prospectus; the Certificate of Designation has been duly and validly authorized by the Company; the Preference Shares to be issued and delivered by the Company to the Depositary have been duly and validly authorized and, when issued and delivered as provided in the Deposit Agreement, will be duly and validly issued and fully paid and non-assessable and have the rights set forth in the Certificate of Designation and will conform to the description of the Preference Shares contained in the General Disclosure Package and the Prospectus; upon deposit of the Preference Shares underlying the Depositary Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Depositary Receipts in accordance with the Deposit Agreement and delivery against payment therefor as provided herein, the Depositary Shares will be duly and validly issued and holders of the Depositary Receipts will have the rights set forth in the Depositary Receipts and the Deposit Agreement and the Depositary Shares will conform to the description of the Depositary Shares contained in the General Disclosure Package and the Prospectus; all of the currently issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non‑assessable and, except as set forth in the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights which have not been complied with.
(x)This Agreement has been duly authorized, executed and delivered by the Company.
(xi)The Deposit Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company, and, when duly executed and delivered in accordance with its terms by the Depositary, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(xii)There are no currency exchange control laws in Bermuda (or any political subdivision or taxing authority thereof), that would be applicable to the payment of any amounts (A) under the Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (B) by any of the Company’s subsidiaries to the Company; the Bermuda Monetary Authority (the “BMA”) has designated the Company and Aspen Bermuda as non-resident for exchange control purposes and has granted the Company permission for the issue and free transferability of the Securities pursuant to the Registration Statement, to and among persons who are non-residents of Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the Securities to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company and Aspen Bermuda are “exempted companies” under Bermuda law and have not (V) acquired and do not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (W) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for their officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (Z) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law; neither the Company nor Aspen Bermuda has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its status as an “exempted company” or permission to the Company to issue and transfer the Preference Shares.
(xiii)The execution, delivery and performance of this Agreement, the Deposit Agreement and the Certificate of Designation and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof (including, without limitation, the issuance and sale of the Securities to the Underwriters) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a “Constitutional Document”), as the case may be, of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (B) and (C), as would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the transactions contemplated hereby.
(xiv)No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the “Governmental Authorizations”) is required for the sale and issuance of the Securities or the consummation by the Company of the transactions contemplated hereby, except (A) the registration of the Securities under the Act, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by or for the respective accounts of the Underwriters, (D) such consents, approvals or authorizations required by the New York Stock Exchange (the “NYSE”) in connection with the listing of the Securities, (E) the filing of the Prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law and (F) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA.
(xv)Neither the Company nor any of the Designated Subsidiaries is (A) in violation of any of its Constitutional Documents or (B) in default in the performance or observance of any obligation,

agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise waived or consented to by the parties or shareholders to which the Company or the Designated Subsidiaries owes any obligations under such agreements or documents.
(xvi)No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Securities to the initial purchasers thereof.
(xvii)Except as disclosed in the General Disclosure Package and the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the rating accorded the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries by A.M. Best Company, Inc. (“A.M. Best”), Standard & Poor’s Ratings Services, a division of S&P Global Inc. (“S&P”), or Moody’s Investors Services, Inc. (“Moody’s” and, collectively with A.M. Best and S&P, the “Ratings Agencies” and, individually, a “Rating Agency”). To the best of the Company’s knowledge, the Ratings Agencies are the only “nationally recognized statistical rating organizations,” as that term is defined in Section 3(a)(62) of the Exchange Act, which currently rate the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries. To the best of the Company’s knowledge, none of the Ratings Agencies and no other nationally recognized statistical rating organization currently rates any other securities of the Company or any securities of its subsidiaries.
(xviii)There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.
(xix)The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds from such sale as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(xx)Each of the Designated Subsidiaries that is an insurance brokerage company, insurer or reinsurer, as the case may be, is duly licensed under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of each jurisdiction in which the conduct of its existing business as described in the General Disclosure Package and the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and the Designated Subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect; except as described in the General Disclosure Package and the Prospectus, each of the Company and the Designated Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the General Disclosure Package and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company or the Designated Subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or the Designated Subsidiaries to conduct its existing business as described in the General Disclosure Package and the Prospectus, except for any such notification received where the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, result in a Material Adverse Effect; and except as otherwise described in the General Disclosure Package and the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Designated Subsidiaries.
(xxi)Each of the Company and the Designated Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) assets as recorded are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(xxii)Each of the Company and the Designated Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.
(xxiii)(A) Any tax returns required to be filed by the Company or any of its subsidiaries, other than Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited, in any jurisdiction have been accurately prepared and timely filed, except where valid extensions have been obtained, and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (B) to the Company’s knowledge, any tax returns required to be filed by Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case with respect to clauses (A) and (B), (1) except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (2) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (a) any of them was characterized as a “personal holding company” as defined in Section 542 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) any of them other than Aspen Specialty Insurance Management, Inc., Aspen Specialty Insurance Company, Aspen U.S. Holdings, Inc., Aspen Insurance U.S. Services Inc., Aspen Re America, Inc., Aspen Specialty Insurance Solutions LLC (“ASIS”), Crop Insurance Services, Inc., Aspen American Insurance Company and Aspen Capital Advisors Inc. (collectively, the “U.S. Subsidiaries”), Aspen U.K., Aspen Underwriting Limited and APJ Asset Protection Jersey Limited (“APJ Jersey”) was characterized as engaged in a U.S. trade or business, and (c) any of them other than Aspen U.K., Aspen (UK) Holdings Limited, Aspen Insurance UK Services Limited, AIUK Trustees Limited, Aspen Managing Agency Limited, Aspen Underwriting Limited, Aspen Risk Management Limited, APJ Continuation Limited, Aspen Recoveries Limited, Aspen (US) Holdings Limited, Aspen UK Syndicate Services Limited (formerly APJ Services Limited) and Aspen European Holdings (collectively, the “U.K. Subsidiaries”) and APJ Jersey (which is not incorporated in the United Kingdom but is treated as a resident of the United Kingdom as a result of its management and control being exercised from the United Kingdom) was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.
(xxiv)Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda that in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to the Company and Aspen Bermuda or to any of their operations or their shares, debentures or other obligations, until March 31, 2035, and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.
(xxv)Although the question of whether a non-United Kingdom incorporated company is resident in the United Kingdom or carrying on a trade through a permanent establishment in the United Kingdom is an inherently factual issue, subject to considerable uncertainty, and there is no assurance that Her Majesty’s Revenue and Customs could not successfully assert otherwise, the Company does not believe that either the Company or any of its subsidiaries currently should be, or upon the sale of the Securities contemplated hereby should be, except for the U.K. Subsidiaries and APJ Jersey, characterized as resident or carrying on a trade through a permanent establishment in the United Kingdom.
(xxvi)Although the question of whether a trade or business is conducted in the United States by a non-U.S. corporation is inherently a factual issue, subject to considerable uncertainty, and there is no assurance that the Internal Revenue Service could not successfully assert otherwise, the Company believes that, except for the U.S. Subsidiaries, Aspen U.K. and Aspen Underwriting Limited, neither the Company nor any of its subsidiaries currently should be, or upon the sale of the Securities contemplated hereby should be, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code. The Company does not believe that either the Company or any of its subsidiaries should be treated as a “passive foreign investment company” as defined in Section 1297 of the Code. Aspen U.K. and Aspen Bermuda intend to operate in a manner that is intended to ensure that the “related person insurance income” (as defined in Section 953 of the Code) of either Aspen U.K. or Aspen Bermuda does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.
(xxvii) The audited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.
(xxviii)KPMG LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the Rules and Regulations.
(xxix)The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering,

Analysis, and Retrieval (EDGAR) system. Any documents filed with or furnished to the Commission under the Exchange Act, when they were or are filed with or furnished to the Commission, (A) conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) did not or will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(xxx)The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are in compliance with the currently applicable provisions of the Sarbanes-Oxley Act of 2002.
(xxxi)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
(xxxii)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions prohibited by the Sanctions in the preceding five years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country in violation with applicable sanction laws.
(xxxiii) On the Closing Date (A) the Company shall have applied for the Preference Shares to be listed on the NYSE and (B) the Preference Shares shall have been registered pursuant to Section 12 of the Exchange Act.
(xxxiv) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xxxv) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Designated Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Designated Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Designated Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Designated Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
3.Purchase, Sale and Delivery of Securities.
(a)On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase the Depositary Shares in the respective number of Depositary Shares set forth opposite such Underwriter’s name in Schedule 1 hereto, at a purchase price of $24.2125 per share, except for Depositary Shares sold by the Underwriters to institutional investors as agreed by the Company and the Underwriters, for which the purchase price shall be $24.50 per share.
(b)The Depositary Shares to be purchased by the Underwriters hereunder will be represented by one or more global certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”). Such global certificate or certificates representing the Depositary Shares shall be in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, and shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Depositary Shares shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 A.M., New York time, on August 13, 2019, or at such other place, time or date as the Representatives, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such global certificate or certificates representing the Depositary Shares available for checking by the Underwriters at the offices of Simpson Thacher & Bartlett LLP in New York, New York, or at such other place as the Representatives may designate, at least 24 hours prior to the Closing Date.
4.Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
5.Certain Agreements of the Company and the Underwriters.
(a)The Company agrees with the Underwriters:

(i)The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(2) under the Act (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.
(ii)The Company will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b)(2) under the Act (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the date of this Agreement.
(iii)The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.
(iv)The Company will advise the Representatives promptly of any proposal to amend or supplement the Initial Registration Statement as filed or the related prospectus or any Statutory Prospectus and will not effect any such amendment or supplementation that shall be disapproved by the Representatives promptly after reasonable notice thereof. The Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplementation of a Registration Statement or any Statutory Prospectus, of the institution by the Commission of any stop order in respect of a Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of a Registration Statement or for additional information. In the event of the issuance of any such stop order or any order suspending any such qualification, the Company will promptly use its reasonable best efforts to obtain the withdrawal of such order.
(v)If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 under the Act would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend any Statutory Prospectus or the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission (subject to the first sentence of Section 5(a)(iv) above), at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.
(vi)If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, upon notice from the Representatives to the Company reasonably in advance of the Renewal Deadline, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus. References herein to the Registration Statement shall include such new shelf registration statement.
(vii)The Company will make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158)

(viii)The Company will furnish to the Representatives copies of each Registration Statement (one of which will be signed), each related preliminary prospectus, and, so long as a prospectus relating to the Securities is (or but for the exemption in Rule 172 under the Act would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York City time, no later than the second business day following the delivery of this Agreement. All other such documents shall be so furnished as soon as available.
(ix)The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that, in connection therewith, the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(x)The Company will use its commercially reasonable efforts to complete the listing of the Depositary Shares on the NYSE no later than the 30th date succeeding the Closing Date.
(xi)The Company will use its commercially reasonable efforts to permit the Depositary Shares to be eligible for “book-entry” transfer through the facilities of DTC.
(xii)For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any series of preference shares or depositary shares or securities convertible into or exchangeable or exercisable for any preference shares or depositary shares of the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 60 days after the date hereof or such earlier date that the Representatives consent to in writing. Notwithstanding the foregoing, the Company may issue, in an underwritten offering, preference shares or depositary shares or securities convertible into or exercisable or exchangeable for preference shares or depositary shares to raise funds as a result of a large loss event impacting the Company’s reinsurance or insurance portfolio or where, in the good faith judgment of the Company’s management, such additional funds are necessary to maintain the Company’s existing ratings or ratings outlook.
(xiii)The Company shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, General Disclosure Package and the Prospectus.
(xiv)The Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the fees and disbursements of the Company’s counsel and the Company’s accountants in connection with the registration of the Securities under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Statutory Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including the costs of printing and distributing copies of all such documents to the Underwriters and dealers, in the quantities specified herein, (B) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (C) any filing fees and other expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate, in agreement with the Company, and the printing of memoranda relating thereto, (D) any filing fee incident to the review by the Financial Industry Regulatory Authority, Inc. of the Securities, (E) any fees payable in connection with the rating of the Securities, (F) all expenses and fees in connection with the application for listing of the Depositary Shares on the NYSE, (G) any costs and charges of any transfer agent, registrar or depositary, including the Depositary (including the fees and disbursements of any such person’s counsel) incurred in connection with the Deposit Agreement and the Securities, and (H) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings.

(b)The Underwriters, severally but not jointly, agree with the Company that except as provided in this Section, Section 10 and the provisions with respect to indemnity and contribution, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, any taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
6.Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
7.Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the Applicable Time and as of the Closing Date to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a)On the date of the Prospectus (prior to the execution of this Agreement), on the effective date of any additional registration or any post‑effective amendment to any Registration Statement, in each case, that is filed subsequent to the date of this Agreement, and on the Closing Date (at 9:30 A.M., New York City time, on such date), KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Representatives.
(b)The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.
(c)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities, preferred shares, financial strength or claims paying ability of the Company or any of the Designated Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred shares of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by United States federal, New York, U.K. or Bermudian authorities; (vi) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Preference Shares or transfers thereof; (vii) any major disruption of settlements of securities or clearance services in the United States, United Kingdom or Bermuda; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.
(d)The Representatives shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher LLP, United States counsel for the Company in the form of Annex I hereto.

(e)The Representatives shall have received an opinion, dated the Closing Date, of Appleby (Bermuda) Limited, Bermuda counsel for the Company in the form of Annex II hereto.
(f)The Representatives shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher (UK) LLP, U.K. counsel for the Company, in the form of Annex III hereto.
(g)The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(h)The Representatives shall have received a certificate or certificates, dated the applicable Closing Date, of any two of the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the General Disclosure Package and the Prospectus or as described in such certificate.
(i)On the date of the Prospectus (prior to the execution of this Agreement), on the effective date of any additional registration or any post-effective amendment to any Registration Statement, in each case, that is filed subsequent to the date of this Agreement, and on the Closing Date (at 9:30 A.M., New York City time, on such date), the Chief Financial Officer of the Company shall have furnished to the Representatives a certificate or certificates, dated the respective date of delivery thereof, with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.
(j)The Company shall have provided the Representatives with copies of such additional opinions, certificates, letters and documents as the Representatives reasonably request.
(k)On the Closing Date, the Securities shall be rated at least “Ba1” by Moody’s, “BBB-” by S&P and “bb+” by A.M. Best, and each such rating agency shall have delivered to the Representatives a letter, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.
(l)At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities, as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities, as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(m)If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 5(a)(xiv) and except that Sections 2, 8, 10, 11 and 19 shall survive any such termination and remain in full force and effect. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.
8.Indemnification and Contribution.

(a)The Company will indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
(b)Each Underwriter will severally but not jointly indemnify and hold harmless the Company, its directors, officers, employees and affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or amendment or supplement thereto or any related preliminary prospectus, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained (i) in the first paragraph under the caption “Underwriting-Commissions and Expenses,” (ii) in the third and fourth sentences of the paragraph under the caption “Underwriting-Listing and Trading,” (iii) in the first paragraph under the caption “Underwriting-Stabilization and Short Positions,” and (iv) in the second, third and fourth sentences of the second paragraph under the caption “Underwriting-Relationships.”
(c)Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonably incurred fees, costs and expenses of such separate counsel if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.
(d)If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Depositary Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
(f)All payments to be made by the Company hereunder shall be made without collection, withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is required by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that such additional amounts shall not be payable in the event that taxes are imposed on the net income of any Underwriter.
9.Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Depositary Shares hereunder on the Closing Date and the aggregate number of shares of Depositary Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Depositary Shares to be purchased by the Underwriters on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Depositary Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Depositary Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Depositary Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate number of shares of Depositary Shares to be purchased on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Depositary Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
10.Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Depositary Shares. If for any reason the purchase of the Depositary Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by the Company pursuant to Section 5 and the obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and, if any Depositary Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Depositary Shares by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iv), (v), (vii), (viii), or (ix) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Depositary Shares.
11.Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, (i) c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, Fax: 704-410-0326, (ii) c/o BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-01, New York, NY 10020, Attention: Capital Markets Transaction Management/Legal, Fax: 212-901-7881, and (iii) c/o Morgan Stanley &

Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, Fax: 212-507-8999; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
12.No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Preference Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering.
13.Representation. The Representatives will act for the Underwriters in connection with the transactions contemplated hereby, and any action under this Agreement taken jointly by the Representatives will be binding upon all Underwriters.
14.Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
15.USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives (in the case of a natural person) and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of any of the Depositary Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.
17.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 17:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
18.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
19.Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
20.Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such New York Court in any such suit, action or proceeding. The Company has appointed C T Corporation System, 28 Liberty Street, New York, NY 10005, as its authorized agent (the “Company’s Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Company’s Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.
In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the “Indemnitee”) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of judgment currency actually received by the Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,
ASPEN INSURANCE HOLDINGS LIMITED
By: /s/ Scott Kirk
Name: Scott Kirk
Title: Group Chief Finance Officer

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above
written.

WELLS FARGO SECURITIES, LLC
BOFA SECURITIES, INC.
MORGAN STANLEY & CO. LLC

For themselves and as Representatives of the Several
Underwriters named in Schedule 1 hereto

By WELLS FARGO SECURITIES, LLC

By: /s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

By BOFA SECURITIES, INC.

By: /s/ Randolph Randolph
Name: Randolph Randolph
Title: Managing Director

By MORGAN STANLEY & CO. LLC

By: /s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE 1
Schedule of Underwriters

Underwriter	Number of Depositary Shares to be Purchased
Wells Fargo Securities, LLC	2,250,000
BofA Securities, Inc.	2,250,000
Morgan Stanley & Co. LLC	2,250,000
Citigroup Global Markets Inc.	825,000
Barclays Capital Inc.	825,000
Apollo Global Securities, LLC	500,000
HSBC Securities (USA) Inc.	500,000
BNY Mellon Capital Markets, LLC	100,000
Deutsche Bank Securities Inc.	100,000
Goldman Sachs & Co. LLC	100,000
Lloyd’s Securities Inc.	100,000
nabSecurities, LLC	100,000
U.S. Bancorp Investments, Inc.	100,000

Total	10,000,000

SCHEDULE 2

Filed Pursuant to Rule 433
Dated August 6, 2019
Registration Statement on Form S-3 (No. 333-231937)
Relating to the
Preliminary Prospectus Supplement dated August 6, 2019
to the Prospectus dated June 19, 2019

ASPEN INSURANCE HOLDINGS LIMITED
10,000,000 DEPOSITARY SHARES,
EACH REPRESENTING A 1/1,000TH INTEREST IN A SHARE OF
5.625% PERPETUAL NON-CUMULATIVE PREFERENCE SHARES
PRICING TERM SHEET

This communication should be read in conjunction with the preliminary prospectus supplement dated August 6, 2019 and the accompanying prospectus dated June 19, 2019.

Issuer:	Aspen Insurance Holdings Limited, a Bermuda company (the “Issuer”)

Security Type:	Depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 5.625% Perpetual Non-Cumulative Preference Shares (the “Preference Shares”)

Amount:	10,000,000 Depositary Shares

Liquidation Preference:	$25,000 per Preference Share (equivalent of $25 per Depositary Share)

Expected Ratings*:	Moody’s: Baa3 (Negative) / S&P: BBB- (Negative)

Legal Format:	SEC Registered

Dividend Rate:	5.625% of the $25,000 liquidation preference of each Preference Share from Settlement Date, payable on a non-cumulative basis only when, as and if declared by the Issuer’s board of directors.

Dividend Payment Dates:	January 1, April 1, July 1 and October 1

First Dividend Payment Date:	October 1, 2019

Term:	Perpetual

Optional Redemption:
On October 1, 2024 and at any time thereafter, the Issuer may redeem the Preference Shares, in whole or in part, at a redemption price of $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends.

At any time prior to October 1, 2024, the Issuer may redeem the Preference Shares, in whole or in part, at a redemption price of $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, at any time within 90 days of the date on which the Issuer has reasonably determined that a capital disqualification redemption event (as defined in the prospectus supplement) has occurred; provided that no such redemption may occur prior to October 1, 2024 unless one of the redemption requirements (as defined in the prospectus supplement) is satisfied.

At any time prior to October 1, 2024, the Issuer may redeem the Preference Shares, in whole or in part, at a redemption price of $25,000 per share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, at any time following the occurrence of a tax event (as defined in the prospectus supplement); provided that no such redemption may occur prior to October 1, 2024 unless one of the redemption requirements is satisfied.

At any time prior to October 1, 2024, if the Issuer submits to the holders of its ordinary shares a proposal for an amalgamation or merger or if the Issuer submits any proposal for any other matter that requires, as a result of a change in Bermuda law after the date of the prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Preference Shares at the time outstanding, the Issuer will have the option to redeem all of the outstanding Preference Shares at a redemption price of $26,000 per Preference Share (equivalent to $26 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends; provided that no such redemption may occur prior to October 1, 2024 unless one of the redemption requirements is satisfied.

At any time prior to October 1, 2024, the Preference Shares are redeemable at the Issuer’s option, in whole, at a redemption price of $25,500 per Preference Share (equivalent to $25.50 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, within 90 days after the occurrence of a rating agency event (as defined in the prospectus supplement); provided that no such redemption may occur prior to October 1, 2024 unless one of the redemption requirements is satisfied.

Trade Date:	August 6, 2019

Settlement Date (T+5):
August 13, 2019. It is expected that delivery of the Depositary Shares will be made against payment therefor on or about August 13, 2019, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Depositary Shares initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares on the date of pricing and the next two succeeding business days should consult their own advisors.

Listing:
The Issuer intends to apply to list the Depositary Shares on the NYSE under the symbol “AHLPRE.” If the application is approved, the Issuer expects trading to commence within 30 days after the Settlement Date.

Public Offering Price:	$25 per Depositary Share

Underwriting Discount:	$0.7875 per Depositary Share (retail), $5,918,062.50 total / $0.500 per Depositary Share (institutional), $1,242,500.00 total

Estimated Net Proceeds to Issuer, After Deducting Underwriting Discount and Before Offering Expenses:	$242,839,437.50

CUSIP/ISIN:	G05384204 / BMG053842040

Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. Morgan Stanley & Co. LLC

Joint Lead Managers:	Citigroup Global Markets Inc. Barclays Capital Inc.

Senior Co-Managers:	Apollo Global Securities, LLC HSBC Securities (USA) Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Lloyd’s Securities Inc. nabSecurities, LLC U.S. Bancorp Investments, Inc.
* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time and should be evaluated independently of any other rating.
The Issuer has filed a registration statement (including a preliminary prospectus supplement and accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request it by calling Wells Fargo Securities, LLC, toll-free at 1-800-645-3751, BofA Securities, Inc. toll-free at 1-800-294-1322 or Morgan Stanley & Co. LLC, toll-free at 1-866-718-1649.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX I

Form of Opinion of
Willkie Farr & Gallagher LLP, United States counsel for the Company

(a)Assuming the due authorization by the Company of the Underwriting Agreement, to the extent that execution and delivery are matters of New York law, the Underwriting Agreement has been duly executed and delivered by the Company.
(b)To the extent that the laws of the State of New York are applicable, the Company has, pursuant to Section 20 of the Underwriting Agreement, validly submitted to the non-exclusive personal jurisdiction of any state or federal court located in the Borough of Manhattan in The City of New York, New York (each, a “New York Court”) in any suit, action or proceeding arising out of or based on the Underwriting Agreement or the transactions contemplated thereby; and has duly appointed CT Corporation System as its authorized agent for the purpose described in Section 20 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 20 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company assuming (i) the validity of such actions under Bermuda law and (ii) the due authorization, execution and delivery of the Underwriting Agreement by the Representatives on behalf of the Underwriters.
(c)Neither the execution, delivery and performance by the Company of the Underwriting Agreement, the Certificate of Designation or the Deposit Agreement, nor the compliance by the Company with the provisions thereof, nor the consummation of the transactions by the Company contemplated thereby (including, without limitation, the issuance and sale of the Preference Shares and the Depositary Shares to the Underwriters), will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth on Schedule I hereto, any United States Federal or New York State law, rule or regulation (other than any state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Preference Shares and the Depositary Shares by the Underwriters, as to which we express no opinion) or any order known to us of any United States Federal or New York State Governmental Agency having jurisdiction over the Company, Aspen Bermuda Limited or Aspen Insurance UK Limited.
(d)No Governmental Authorization of the United States or the State of New York is required to be made or obtained by the Company for the consummation by the Company of the transactions contemplated by the Underwriting Agreement (including, without limitation, the issuance and sale of the Preference Shares and the Depositary Shares to the Underwriters), except the registration under the Act of the Preference Shares and the Depositary Shares, and such consents, approvals, authorizations, registrations or qualifications (A) as have been obtained and (B) as may be required under state securities or Blue Sky laws or insurance securities laws in connection with the purchase and distribution of the Preference Shares and the Depositary Shares by the Underwriters (as to which we express no opinion).

(e)The statements set forth in the General Disclosure Package and the Prospectus under the captions “Description of Preference Shares-Differences in Corporate Law,” “Description of the Depositary Shares,” “Material Tax Considerations-Taxation of Aspen Holdings and Subsidiaries-United States” and “Material Tax Considerations-Taxation of Shareholders-United States Taxation,” insofar as such statements purport to describe the provisions of the documents referred to therein, the federal income tax laws of the United States or the Delaware General Corporation Law or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects.
(f)The Company is not and, after giving effect to the offering and sale of the Preference Shares and the Depositary Shares to be issued and sold by the Company under the Underwriting Agreement and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(g)The Registration Statement, as of its effective date, and the Prospectus, as of its date (other than the financial statements and the notes thereto and related statements, supporting schedules and other financial and statistical information included, referred to or incorporated by reference therein, or omitted therefrom, or exhibits to the Registration Statement as to which we express no opinion), appeared on their face to be appropriately responsive in all material respects with the requirements of the Act and the Rules and Regulations.
(h)The Registration Statement has become effective under the Act, and we have not been advised that any stop order has been issued by the Commission suspending the effectiveness of the Registration Statement or that proceedings for that purpose have been instituted or are pending under the Act.
(i)The Deposit Agreement, to the extent that execution and delivery thereof are governed by New York law, has been duly executed and delivered and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.
(j)When issued in accordance with the Underwriting Agreement and the Deposit Agreement, the Depositary Shares (as represented by the Depositary Receipts (as defined in the Deposit Agreement)) will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof).
(k)Assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Receipt will be validly issued and delivered, will conform to the description of the Depositary Shares in the General Disclosure Package and the Prospectus and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.

ANNEX II

Form of Opinion of Appleby, Bermuda counsel for the Company

1.
Each of the Company and ABL is an exempted company incorporated with limited liability and existing under the laws of Bermuda. Each of the Company and ABL possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda. Each of the Company and ABL has full corporate power and authority and all permits, licenses and authorizations required by Bermuda law (which remain in full force and effect) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. ABL is duly registered as a Class 4 insurer under the Insurance Act 1978, as amended, and the rules and regulations promulgated thereunder (together, the Insurance Act) and, accordingly, ABL is subject to regulation and supervision in Bermuda and has Bermuda regulatory authority to conduct the insurance business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and based solely on the ABL Certificates of Compliance, ABL has filed with the appropriate Bermuda governmental authority (including regulatory authority) all reports, documents and other information required to be filed under the Insurance Act.

2.
Based solely on the Company’s Register of Shareholders the authorised, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Based solely upon a review of the Register of Shareholders of the Company and the Register of Shareholders of ABL, each prepared by Computershare, on [date] there are (i) [ ] common shares in the Company as at [ ] validly issued, fully paid and non-assessable and such shares are not subject to any statutory pre-emptive or similar rights, (ii) [ ] common shares in ABL as at [ ] validly issued, fully paid and non-assessable and such shares are not subject to any statutory pre-emptive or similar rights and (iii) all of the issued shares of ABL are registered solely in the name of the Company.

3.
The issuance of the Securities has been validly authorised by all necessary corporate action on the part of the Company and, when issued and paid for in accordance with the Underwriting Agreement, the Securities will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and will not be subject to any statutory pre-emptive or similar rights. The Preference Shares have the rights, privileges and preferences set out in the Certificate of Designation.

4.	Based solely upon a review of a copy of the form of share certificate for the Preference Shares, the form for such certificate conforms to the requirements of the laws of Bermuda.

5.	The execution and filing of the Certificate of Designation has been duly authorized by all requisite corporate action on the part of the Company.

6.
Registered holders of fully paid shares of the Company will bear no personal liability for debts or obligations of the Company, under the laws of Bermuda, as a result of their status as shareholders of the Company.

7.
The Company has all requisite corporate power and authority to (a) execute (as applicable) and file the Registration Statement, the Preliminary Prospectus and the Prospectus with the U.S. Securities and Exchange Commission (SEC) under the U.S. Securities Act of 1933, as amended (Securities Act), (b) enter into, execute (as applicable), deliver, and perform its obligations under the Subject Agreements, and (c) in the case of both (a) and (b) to take all action as may be necessary to complete the transactions contemplated thereby.

8.
The (a) execution and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus with the SEC under the Securities Act, (b) execution (as applicable), delivery and performance by the Company of the Subject Agreements, and the transactions contemplated thereby, and (c) offering and sale of the Securities pursuant to the Underwriting Agreement, have been duly authorised by all necessary corporate action on the part of the Company.

9.
The Underwriting Agreement, the Deposit Agreement and the Certificate of Designation have been duly executed by the Company and each constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. The Registration Statement has been duly executed by the Company.

10.
Subject as otherwise provided in this paragraph, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with (a) the authorisation, execution or filing of the Registration Statement, the General Disclosure Package and the Prospectus and (b) the execution, delivery or performance by the Company of the Subject Agreements, including, without limitation, the issuance and sale of the Securities to the Underwriters, and the consummation by the Company of the transactions contemplated by the Subject Agreements, or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Subject Agreements.

The permission of the Bermuda Monetary Authority (BMA) is required for the issue and transfer of shares, other than in cases where the BMA has granted a general permission. The BMA in its policy dated 1 June 2005 provides that “where any Equity Securities of a company (which would include the ordinary shares of the Company) are listed on an Appointed Stock Exchange (the New York Stock Exchange is deemed to be an Appointed Stock Exchange under Bermuda law) general permission is hereby given for the issue and subsequent transfer of any securities (which would include the Securities) of the company from and/or to a non resident, for so long as any Equities Securities of the company remain so listed”. Notwithstanding the general permission, a letter of permission was issued by the BMA to the Company on 28 November 2006 for the issue and free transferability of the securities of the Company (which includes the Securities being offered and sold pursuant to the Registration Statement, the General Disclosure Package and the Prospectus) as long as the ordinary shares of the Company are listed on an appointed stock exchange (as defined in the Companies Act 1981 (Act)), to and among persons who are non-residents of Bermuda for exchange control purposes and for the issue and free transferability of up to 1,000,000,000 of the securities of the Company to and among persons who are residents of Bermuda for exchange control purposes. This letter of permission remains in effect.

11.
The execution (as applicable), delivery and performance by the Company of the Subject Agreements and the transactions contemplated thereby (including the issuance and sale of the Securities to the Underwriters) do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda, (ii) the Constitutional Documents (iii) or the Certificate of Designation.

12.
The transactions contemplated by the Subject Agreements (including the issuance and sale of the Securities to the Underwriters) are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e., monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Subject Agreements, or the payment by the Company of dividends or other distributions to shareholders in respect of the Securities or other securities of the Company or the payment by ABL of dividends or other distributions to the Company. All dividends and other distributions declared and payable on the shares of the Company may under current laws and regulations of Bermuda be paid in any currency other than Bermuda dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and will be otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any governmental authorizations in Bermuda; and ABL is (subject to the provisions of the Insurance Act) not currently prohibited by any Bermuda law or governmental agency, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its share capital, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as summarized in the Registration Statement.

13.
The choice of the laws of the State of New York as the proper law to govern the Underwriting Agreement and Deposit Agreement is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Underwriting Agreement and Deposit Agreement in proceedings brought before them in relation to the Underwriting Agreement and Deposit Agreement, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law (and we are not aware of any reason why such choice of law would be regarded as contrary to current Bermuda public policy).

14.
The submission by the Company to the jurisdiction of the courts of the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and the courts of the State of New York located in the City and County of New York, Borough of Manhattan pursuant to the Subject Agreements is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the courts of the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and the courts of the State of New York located in the City and County of New York, Borough of Manhattan, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

15.
Under Bermuda law the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of the Subject Agreements to which they are parties or the transactions contemplated thereby. It is not necessary under Bermuda law that the Underwriters be authorised, licensed, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of the Subject Agreements.

16.
To ensure the enforceability or admissibility in evidence of the Underwriting Agreement in Bermuda, it is neither necessary nor desirable to register it in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda or that any stamp duties, registration or similar tax or charge be paid in Bermuda.

17.
No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Securities to the initial purchasers thereof.

18.
The consummation of the transactions contemplated by the Underwriting Agreement (including but not limited to the issue and sale of the Securities by the Company and any actions taken pursuant to the indemnification and contribution provisions contained in the Underwriting Agreement) will not constitute unlawful financial assistance by the Company under Bermuda law.

19.	To our knowledge, neither the Company nor ABL is in violation of its Constitutional Documents in a manner which could reasonably be expected to have a Material Adverse Effect.

20.
A final and conclusive judgment of a competent foreign court against the Company based upon the Subject Agreements (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of the State of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

20.1	the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

20.2	the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.
Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.
No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

21.
The appointment by the Company of CT Corporation System as agent for the receipt of any service of process in respect of any court in the State of New York in connection with any matter arising out of or in connection with the Subject Agreements is a valid and effective appointment, if such appointment is valid and binding under the laws of the State of New York and if no other procedural requirements are necessary in order to validate such appointment.

22.
Neither the Company nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Subject Agreements.

23.	Based solely upon the Company Search and the Litigation Search:

23.1
no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting the Company or ABL or against or affecting any of their respective properties, rights, revenues or assets; and

23.2
no notice to the Registrar of Companies of the passing of a resolution of members or creditors of either the Company or ABL to wind up that company or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or ABL or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

24.
Each of the Company and ABL has received an assurance from the Ministry of Finance granting an exemption, until 31 March 2035, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company or ABL. There are, subject as otherwise provided in this opinion, no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of the Subject Agreements or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder or the payment by the Company of dividends or other distributions or payments to shareholders in respect of the Securities or other securities of the Company; and ABL is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from the payment by ABL of dividends and other distributions to the Company.

25.
Charges over the assets of Bermuda companies (other than real property in Bermuda or a ship or aircraft registered in Bermuda) wherever situated, and charges on assets situated in Bermuda (other than real property in Bermuda or a ship or aircraft registered in Bermuda) which are granted by or to companies incorporated outside Bermuda, are capable of being registered in Bermuda in the office of the Registrar of Companies pursuant to the provisions of Part V of the Companies Act, 1981, as amended (Act). Registration under the Act is the only method of registration of charges over the assets of Bermuda companies in Bermuda except charges over real property in Bermuda or ships or aircraft registered in Bermuda. Registration under the Act is not compulsory and does not affect the validity or enforceability of a charge and there is no time limit within which registration of a charge must be effected. However, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered pursuant to the Act will take priority over any other charge which is registered subsequently in regard to the same assets, and over all other charges created over such assets after 1 July, 1983, which are not registered. Based solely upon the Company Search, the following charges are registered in Bermuda over assets of the Company and ABL:

[To be confirmed upon receipt of searches]

26.
The information set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Preference Shares,” “Description of the Depositary Shares,” “Material Tax Considerations--Taxation of Aspen Holdings and Subsidiaries - Bermuda,” “Material Tax Considerations--Taxation of Shareholders - Bermuda Taxation,” “Risk Factors” and “Enforcement of Civil Liabilities under United States Federal Securities Laws and Other Matters,” and the statements set forth in the Company’s 2017 Form 10-K under the captions “Risk Factors” and “Business-Regulatory Matters-Bermuda Regulation,” in each case to the extent that it constitutes matters of law, summaries of legal matters, the Constitutional Documents of the Company or ABL or legal proceedings, or legal conclusions, has been reviewed by us and is accurate and correct in all material respects.

27.
Based on the Company Search and the Litigation Search all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the General Disclosure Package and the Preliminary Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

28.
The execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement and the consummation of the transactions contemplated in the Underwriting Agreement, the Deposit Agreement and in the Registration Statement, the General Disclosure Package and the Preliminary Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement and the Deposit Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any Governmental Agency.

29.
Failure by the Board of Directors of the Company, in the event of the occurrence of a “nonpayment” (as defined in the Prospectus and the Certificate of Designation), to appoint to the Company’s Board of Directors the Preference Share Directors designated by the holders of the Securities as described in the Certificate of Designation would constitute a violation by the Company of the rights attaching to those share under the Certificate of Designation.

ANNEX III

Form of Opinion of Willkie Farr & Gallagher LLP,
U.K. counsel for the Company

(a)
Aspen UK and Aspen European Holdings are each incorporated in England as limited liability companies under the Companies Act 1985 and the Companies Act 2006 (respectively) with corporate power to own, lease and operate their respective properties and to conduct their respective businesses as described in the Final Prospectus.

(b)	All of the issued share capital of Aspen UK is fully paid and the registered holder thereof is Aspen European Holdings.

(c)	All of the issued share capital of Aspen European Holdings is fully paid and the registered holder thereof is the Company.

(d)	Aspen UK is duly authorised and regulated by the UK Prudential Regulation Authority and the UK Financial Conduct Authority to conduct its insurance business as described in the Final Prospectus.

(e)
The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions therein contemplated (including, without limitation, the issuance and sale of the Depositary Shares to the Underwriters) will not result in any violation of the provisions of any Constitutional Document of Aspen UK or Aspen European Holdings, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument set forth in Schedule 3 to the opinion.

(f)
The statements set forth in or incorporated by reference in the General Disclosure Package and the Final Prospectus under the caption “Risk Factors-Risks Related to Taxation-The Organisation for Economic Co-operation and Development and the E.U. may pursue additional measures that might increase our taxes and reduce our net income and increase our reporting requirements” and “Business-Regulatory Matters-U.K. and E.U. Regulation”, insofar as such statements purport to describe the tax and insurance regulatory laws of the United Kingdom referred to therein or legal conclusions with respect thereto, fairly summarise the matters described therein in all material respects.